SIOR

Southern California Chapter of the Society of Industrial and Office Realtors,® Inc.

INDUSTRIAL REAL ESTATE LEASE
(MULTI-TENANT FACILITY)

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease: November 17, 1998

Section 1.02. Landlord (include legal entity): SUNSET & VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, a California General Partnership
Address of Landlord: 13191 Crossroads Parkway North, 6th Fl., City of Industry, CA 91746

Section 1.03. Tenant (include legal entity): Showtime Enterprises West, Inc., a Nevada corporation
Address of Tenant: 4050 W. Sunset Road, Suites B & C, Las Vegas, NV 89118

Section 1.04. Property: The Property is part of Landlord's multi-tenant real property development known as that approximate 200,000 square foot industrial building located at 4050 W. Sunset Road, Las Vegas, Nevada 89118 and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is (include street address, approximate square footage and description) that approximate 50,000 square foot portion of the Project located at 4050 W. Sunset Road, Suite B & C, Las Vegas, Nevada 89118, as shown on Exhibit "A" attached hereto and part hereof.

Section 1.05. Lease Term: 3 years 0 months beginning on ~~February~~ March 1, 1999 or such other date as is specified in this Lease, and ending on ~~January 31,~~ February 28 2002

Section 1.06. Permitted Uses: (See Article Five) Only for the sale, design, manufacturing, painting and warehousing of convention exhibits and related office administration.

Section 1.07. Tenant's Guarantor: (If none, so state) Showtime Enterprises, Inc.

Section 1.08. Brokers: (See Article Fourteen) (If none, so state)
Landlord's Broker: Majestic Realty Co.
Tenant's Broker: CB Richard Ellis, Inc.

Section 1.09. Commission Payable to Landlord's Broker: (See Article Fourteen) $per seperate agreement

Section 1.10. Initial Security Deposit: (See Section 3.03) $ 22,500.00

Section 1.11. Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05) 56

Section 1.12. Rent and Other Charges Payable by Tenant:

(a) BASE RENT: Ninteen Thousand and No/100's Dollars ($ 19,000.00) per month for the first twelve (12) months, as provided in Section 3.01, and shall be increased on the first day of the 13th & 25th month(s) after the Commencement Date, ~~either (i) as provided in Section 3.02, or (ii)~~ by a factor of two and one-half (2-1/2%) percent over the Base Rent payable immediately before the rental adjustment date. (If (ii) is completed, then (i) and Section 3.02 are inapplicable.)

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Tenant's Initial Pro Rata Share of Common Area Expenses 25 % (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

Section 1.13. Landlord's Share of Profit on Assignment or Sublease: (See Section 9.05) Fifty percent (50 %) of the Profit (the "Landlord's Share").

Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Rider pages 1 - 14, Option to Renew Lease Term Rider, Exhibits "A", "B" & "C" and Guaranty of Lease.

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) -day period ends. If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay ~~Base Rent and~~ all other charges other than Base Rent specified in this Lease for the early occupancy period.

Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

~~Section 3.02. Cost of Living Increases. The Base Rent shall be increased on each date (the "Rental~~ Adjustment Date") stated in Paragraph 1.12(a) above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984=100) (the "Index") as follows:

(a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.02 shall be subject to any minimum or maximum increase, if provided for in Paragraph 1.12(a).

(b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the ~~Property. The costs of arbitration shall be borne equally by Landlord and Tenant.~~

Section 3.03. Security Deposit; Increases.

(a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

~~(b) Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.~~

Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

Section 4.02. Property Taxes.

(a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to ~~Paragraph 4.02(c) and~~ Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. ~~Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid.~~ Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

(b) Definition of "Real Property Tax." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

(c) Joint Assessment. ~~If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.~~ As used herein, "real property taxes" for the Property shall be Tenant's pro-rata share as defined in Section 1.12(b)(iv) of the real property taxes for the Project.

(d) Personal Property Taxes.

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

(ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

~~Alternatively,~~ Landlord shall ~~may elect to~~ bill Tenant in advance for such taxes and Tenant shall pay Landlord the amount of such taxes, as Additional Rent, at least ten (10) days prior to delinquency. Landlord shall pay such taxes prior to delinquency provided Tenant has timely made such payments to Landlord. Any penalty caused by Tenant's failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

Section 4.04. Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) Payment of Premiums. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies maintained by Landlord which cover improvements on the entire Project, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant's share of Common Area costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d) General Insurance Provisions.

(i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

(ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. Common Areas; Use, Maintenance and Costs.

access and parking for

(a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of, the Property.

access to and parking for

consistant with this Lease.

(b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. so long as such closure does not materially effect Tenant's use of, access to, or parking for the Property.

(c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. ~~Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets.~~ Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

and for applicable pro-rated Project costs.

(d) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision ~~of the~~ Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.*

and management of the Project and

for the Project; the cost of maintaining service contracts and maintenance expenses for HVAC units, evaporative cooling units and the roof of the Project;

* The cost of any capital improvements to the Common Areas which have an expected useful life (as calculated by GAAP) exceeding the balance of the Lease term shall be straight line amortized over such expected useful life and Tenant shall only be obligated to pay its Pro-Rata share of the portion of such costs applicable to the extended term.

Initials ______ ______

or occupied by Landlord

(e) Tenant's Share and Payment. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.12 (b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive ~~any~~ more than one (1) rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ~~ten~~ eight percent ~~(10%)~~ (8%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ~~fifteen~~ ten percent ~~(15%)~~ (10%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.08. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) -month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

~~Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any~~ flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use ~~of any storage tanks on the Property.~~ See Rider Section 5.03

Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

Section 5.06. Landlord's Access. Landlord (within 180 days prior to expiration of this Lease) or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems reasonably necessary. Landlord shall give Tenant Twenty-Four (24) hour prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

Section 6.03. Landlord's Obligations.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

(b) Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section 4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.

Section 6.04. Tenant's Obligations.

(a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored; Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b) Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, and Improvements.

(a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost ~~cumulatively~~ over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

per occurance which will not be unreasonably withheld or delayed

(b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Property.

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

(c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. ~~Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.~~

Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

which shall not be unreasonably withheld or delayed

Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

~~Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant~~ shall have the right to offer, in writing, to terminate the Lease as of a date specified ~~in the offer.~~ If Landlord elects in writing to accept the offer to terminate within twenty (20) days ~~after notice~~ of the offer, the Lease shall terminate as of the date specified and all the terms and ~~provisions~~ of the Lease governing termination shall apply. If Landlord does not so elect, the Lease ~~shall~~ continue in effect until otherwise terminated and the provisions of Section 9.05 with ~~respect to any proposed transfer shall continue to apply.~~

Section 9.05. Landlord's Consent.

(a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

terminate this Lease upon any proposed assignment or to the extent of any proposed sublease.

(b) If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

(c) See Rider Section 9.05 (c)

Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

within five (5) days after it becomes

(b) If Tenant fails to pay rent or any other charge when due;

(c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

sixty (60)

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within ~~thirty (30)~~ days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within ~~thirty (30)~~ days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within ~~thirty (30)~~ days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

sixty (60) sixty (60)

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord.* In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lessor amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

* If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered thereafter to cure any default by Tenant shall be made only by cashier's check.

Section 10.04. Repayment of "Free" Rent. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, in the form attached hereto as Exhibit "B" or such other form as is then reasonably required by Landlord's lender, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably approved by Tenant necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certificates.

(a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit "C" or such other form as is then reasonably required by Landlord's lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05. **Tenant's Financial Condition.** Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease..

ARTICLE TWELVE: LEGAL COSTS

Section 12.01 **Legal Proceedings.** If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, unless in each case arising from Landlord's negligence or willful misconduct. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. **Landlord's Consent.** Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. **Non-Discrimination.** Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02. **Landlord's Liability; Certain Duties.**

(a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03. **Severability.** A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. **Interpretation.** The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS.

Section 14.01. Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

Section 14.02. Protection of Brokers. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

Section 14.03. **Broker's Disclosure of Agency.** Landlord's Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of (check one):

☒ Landlord exclusively; or

☐ both Landlord and Tenant.

Section 14.04. **No Other Brokers.** Tenant and Landlord represents and warrants to Tenant represents and warrants to Landlord that the brokers named in Section 1.06 above are the only agents, brokers, finders or other parties with whom Tenant and Landlord respectively have ~~has~~ dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

Signed on November 24, 19 98

at City of Industry, CA

By: NORTHWESTERN MUTUAL LIFE INSURANCE COPMANY, a Wisconsin corporation

By: Northwestern Investment Management Company, a Wisconsin corporation, its wholly owned subsidiary and authorized representative.

By: Robert M. Ralls

Its: Partner
Title

"LANDLORD"

SUNSET & VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, a California General Partnership

By: Sunset & Valley View Partners, a California General Partnership

By: [signature]

J. TODD ANDERSON
Partner

Its:

By: [signature]

EDWARD P. ROSKI, JR., PARTNER

Its:

Signed on ______________, 19____

____

"TENANT"

SHOWTIME ENTERPRISES WEST, INC., a Nevada corporation

By: [signature]

Its: PRESIDENT

By: [signature]

Its: Exec. VP

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,® INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,® INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

RIDER TO INDUSTRIAL REAL ESTATE LEASE DATED NOVEMBER 17, 1998 BY AND BETWEEN SUNSET & VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, A CALIFORNIA GENERAL PARTNERSHIP AS LANDLORD, AND SHOWTIME ENTERPRISES WEST, INC., A NEVADA CORPORATION, AS TENANT

ADDITIONAL TERMS, PROVISIONS AND REVISIONS:

SECTION 2.03 EARLY OCCUPANCY:

Tenant shall have possession of the Property subject to full execution of this Lease Agreement, Landlord's receipt of all deposits. Tenant's early occupancy of the Property shall be bound by the same terms and conditions as the Lease with the exception of the Base Rent, for the purpose of preparing the Property for Tenant's use, including the installation of equipment and storage of Tenant's products. During such period, Tenant shall assume all risk of loss to Tenant's merchandise and personal property. Tenant's possession during this period shall not interfere with construction of Tenant Improvements by Landlord's contractors, and in the event Tenant's possession does interfere, Tenant agrees to cease all construction activity until Landlord's contractor has completed its work.

SECTION 5.03 HAZARDOUS MATERIALS:

5.03.1 DEFINITIONS.

A. "Hazardous Material" means any substance, whether solid, liquid or gaseous in nature:

(i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii) which is or becomes defined as a "hazardous waste", "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control

Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Nevada or any political subdivision thereof; or

(iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

(v) the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii) without limitation which contains radon gas.

B. "Environmental Requirements" means all applicable present and future:

(i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and

(ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of

human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C. "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

(i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims

brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker's compensation laws);

(ii) fees, costs or expenses reasonably incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Project in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any reasonable attorneys' fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv) diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

RIDER TO INDUSTRIAL REAL ESTATE LEASE DATED NOVEMBER 17, 1998 BY AND BETWEEN SUNSET & VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, A CALIFORNIA GENERAL PARTNERSHIP AS LANDLORD, AND SHOWTIME ENTERPRISES WEST, INC., A NEVADA CORPORATION, AS TENANT

ADDITIONAL TERMS, PROVISIONS AND REVISIONS:

D. "Governmental Agency" means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E. The "Tenant Group" means Tenant, Tenant's successors, assignees, guarantors, officers, directors, agents, employees, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the term of this Lease with the permission or knowledge of Tenant other than Landlord or its agents or employees.

5.03.2 PROHIBITIONS.

A. Other than normal quantities of general office and cleaning supplies, paints, adhesives and other substances normally used in the manufacture of trade show exhibits. Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by The Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the term of this Lease, Tenant may request Landlord's approval of Tenant's use of other Hazardous Materials, which approval may be withheld in Landlord's sole discretion.

B. Tenant shall not cause, permit or suffer the existence or the commission by The Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property.

C. Tenant shall neither create or suffer to exist, nor permit The Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien

imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute.

D. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the property without Landlord's prior written consent.

5.03.3.1 <u>INDEMNITY BY TENANT.</u>

A. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i) Landlord; and

(ii) any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons,

from and against any and all Environmental Damages which exist as a result of the activities and negligence of The Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant's remediation of the Property or failure to meet its remediation obligations contained in this Lease.

B. The obligations contained in this Section 5.03 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any

description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

C. Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant's activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

D. The obligations of Tenant in this paragraph shall survive the expiration or termination of this Lease.

The obligations of Tenant under this paragraph shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.3.2 <u>INDEMNITY BY LANDLORD.</u>

A. Landlord, its successors and assigns, agree to indemnify, defend, reimburse and hold harmless:

(i) Tenant; and

(ii) any other person who becomes entitled to exercise the rights and remedies of Tenant under this Lease; and

(iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, sublessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons,

from and against any and all Environmental Damages which exist as a result of Hazardous Materials on the Property as of the date Tenant takes possession of the Property or

which exists as a result of activities or negligence of Landlord, its agents or employees, or the breach of any warranty or covenant or the inaccuracy of any representation of Landlord contained in this Lease.

B. The obligation contained in this Section 5.03.3.2 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgements, penalties or other sums due against such indemnified persons. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord.

C. Tenant shall have the right but not the obligation to join and participate in, if so elects, any legal proceedings or actions initiated in connection with Landlord's activities.

D. The obligations of Landlord in this paragraph shall service the expiration or termination of this Lease.

E. The obligations of Landlord under this paragraph shall not be affected by any investigation by or on behalf of Tenant, or by any information which Tenant may have or obtain with respect thereto.

5.03.4 <u>OBLIGATION TO REMEDIATE</u>.

In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property, which remediation is necessitated from the (a) presence upon, about or beneath the Property, at any time during or upon termination of this Lease, of a Hazardous Material or (b) a violation of Environmental Requirements in either case existing

as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Landlord. Tenant shall take all actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

5.03.5 RIGHT TO INSPECT.

Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter upon reasonable notice to Tenant and conduct an inspection of the Property, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the "Consultant") to enter the Property upon reasonable notice to Tenant to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any material Environmental Requirement by The Tenant Group or the existence of a Hazardous Material on the Project caused by the activities or negligence of The Tenant Group (other than normal quantities of general office and cleaning supplies and paints, adhesives and other substances normally used in the manufacture of trade show exhibits and Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property and to perform such tests on the Property as are reasonably necessary to conduct such reviews and

investigations. Landlord shall use its best efforts to minimize interference with the business of Tenant.

5.03.6 NOTIFICATION.

If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office supplies referred to in Section 5.03.2 of this Rider, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property, for the year prior to and after such Disclosure Date. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord's consent pursuant to Section 5.03.2 of this Rider.

5.03.7 SURRENDER OF PREMISES.

In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after Tenant fully surrenders possession of the Property, Landlord may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Rider. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or

remediate any Hazardous Materials and/or contamination of the Property caused by the activities or negligence of The Tenant Group.

5.03.8 ASSIGNMENT AND SUBLETTING.

In the event the Lease provides that Tenant may assign the Lease or sublet the Property subject to Landlord's consent and/or certain other conditions, and if the proposed assignee's or sublessee's activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant's uses in compliance with the Rider, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Property than do Tenant's permitted activities in view of the (a) quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee, (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee's or sublessee's financial condition as it relates to its ability to fund a major clean-up and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials.

5.03.9 SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION.

Tenant's breach of any of its covenants or obligations under this Rider shall constitute a material default under the Lease. The obligations of Tenant under this Rider shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under the Lease.

SECTION 9.05 LANDLORD'S CONSENT:

(c) If Landlord elects to terminate this Lease pursuant to Section 9.05(a), Landlord may, if it elects, enter into a new lease covering the

Property with the intended assignee or sublessee on such terms as Landlord and such person may agree or enter into a new lease covering the Property with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall no have further obligation to Landlord hereunder, except for matters occurring or obligations arising hereunder prior to the date of such termination.

ARTICLE FIFTEEN: REVENUE AND EXPENSE ACCOUNTING:

Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to the Landlord and rental expenses will accrue to the Tenant in the amounts and as of the dates rent is payable under the Lease.

ARTICLE SIXTEEN: BUILDING IMPROVEMENTS:

16.1 Subject to appropriate governmental approval, Landlord shall provide Tenant the following building improvements:

A. A full height demising wall securing Property by December 15, 1998.

B. Building Standard Metal Halide warehouse lights.

C. Building Standard evaporative cooling units in the warehouse sufficient to obtain one air change every 7-1/2 minutes.

D. Service for 600 amps of 277/480 Volt, 3 Phase Power.

16.2 Landlord shall provide Tenant with the a ONE HUNDRED THOUSAND AND NO/100 DOLLAR ($100,000.00) Tenant Improvement Allowance to construct Tenant's office improvements (the "Work") which shall be payable upon satisfaction of all of the following conditions:

a. Prior to commencing the Work Tenant shall submit for Landlord's approval, which shall not be unreasonably withheld or delayed, plans and specifications describing the Work.

b. The Work shall have been completed in a good and workmanlike manner by a Contractor licensed in the State of Nevada and

approved by Landlord which shall not be unreasonably withheld or delayed (an "Outside Contractor") in substantial compliance with the Final Plans.

c. Final inspection by the building department having jurisdiction over the Property shall have been completed and a certificate of occupancy (if required) shall have been obtained.

d. Tenant shall have furnished to Landlord copies of all permits required by governmental agencies and an itemized statement of the total cost of the Work. The total cost of accomplishing the work shall include amounts paid to contractors, subcontractors, materialmen, suppliers, architects and engineers, for permit fees and other direct expenses of constructing the Work.
Such statement of total costs shall be certified by Tenant to be true and correct, and Tenant shall furnish such reasonable verification of the total costs as Landlord reasonably requests.

e. Tenant shall have recorded a Notice of Completion in accordance with Nevada law concerning the Work, and no liens shall have been recorded against the Property during the thirty (30) day period following the recordation of the Notice of Completion. Nevada Title Company shall have furnished a preliminary title report to Landlord as of the expiration of such thirty (30) day period, showing that no mechanic's liens have been recorded against the Property in respect to the Work. If any mechanic's lien(s) has been recorded, Landlord may withhold one hundred twenty-five percent (125%) of the amount claimed, and place the same in a separate escrow account, to be disbursed as required to meet the claims under the mechanic's lien(s) and Tenant shall defend the claim(s). If foreclosure of the mechanic's lien(s) is denied, the entire amount placed in the separate account, plus interest earned thereon, shall be disbursed to Tenant. Alternatively, Tenant may purchase a bond, for the benefit of the Landlord, with respect to any such mechanic's lien(s).

f. Tenant shall have received and provided to Landlord unconditional final lien releases from the general contractor constructing the Work, together with a complete set of final as-built drawings.

g. Tenant shall have reimbursed Landlord for any cost or expense incurred by Landlord as a result of the activities of the Outside Contractor on the Property.

RIDER TO INDUSTRIAL REAL ESTATE LEASE DATED NOVEMBER 17, 1998 BY AND BETWEEN SUNSET & VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, A CALIFORNIA GENERAL PARTNERSHIP AS LANDLORD, AND SHOWTIME ENTERPRISES WEST, INC., A NEVADA CORPORATION, AS TENANT

ADDITIONAL TERMS, PROVISIONS AND REVISIONS:

ARTICLE SEVENTEEN RIGHT OF FIRST OFFER:

From the date hereof and throughout the original Lease Term and any extension, Landlord shall grant Tenant the right of first offer on all warehouse space adjoining the Property within the Project (the "Adjoining Space") should it become vacant and available to lease after the initial Project lease up. Landlord shall first provide written notice to Tenant of the upcoming availability and Landlord's determination of Fair Market Value of the particular Adjoining Space. Tenant shall have ten (10) business days after receipt of such notice in which to accept Landlord's offer and agree to negotiate in good faith to enter into an expansion agreement of its leased Property (the "Expansion Agreement") under the terms and conditions mutually acceptable to Landlord and Tenant. If Landlord and Tenant are unable to reach mutual agreement on the terms and conditions of the Expansion Agreement within thirty (30) business days after Tenant's receipt of Landlord's original notice, or should Tenant provide Landlord notice that Tenant does not intend to lease such Adjoining Space, then Tenant's right under this Article Seventeen shall terminate and be waived as to the particular Adjoining Space and Landlord shall thereafter be free to lease such space to third parties on substantially the same terms and conditions offered to Tenant. Tenant's waiver of any particular Adjoining Space shall not cancel nor alter its continuing right of first offer on future Adjoining Space as it becomes vacant and available under the same terms and conditions as described herein.

ARTICLE EIGHTEEN AGENGY DISCLOSURE:

It is hereby acknowledged that Majestic Realty Co., whose agents J. Todd Anderson and Rodman C. Martin, represents the Landlord in this transaction. It is further acknowledged that Majestic Realty Co. and both J. Todd Anderson and Rodman C. Martin are acting as both principal and broker in this transaction.

SIOR®

OPTION TO EXTEND TERM

LEASE RIDER

This Rider is attached to and made part of that certain Lease (the "Lease") dated November 17, 1998 between Sunset & Valley View Distribution Center Joint Venture, a California General Partnership, as Landlord, and Showtime Enterprises West, a Nevada corporation, as Tenant, covering the Property commonly known as 4050 W. Sunset Road, Suites B & C, Las Vegas, Nevada 89118 (the "Property"). The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A. **Option(s) to Extend Term.**

1. Landlord hereby grants to Tenant One (1) option(s) (the "Option(s)") to extend the Lease Term for additional term(s) of five (5) years each (the "Extension(s)"), on the same terms and conditions as set forth in the Lease, but at an increased rent as set forth below. Each Option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days before the expiration of the Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term and all preceding Extensions.

2. **Personal Options.**

The Option(s) are personal to the Tenant named in Section 1.03 of the Lease or any Tenant's Affiliate described in Section 9.02 of the Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to an entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with Article 9 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

B. **Calculation of Rent.**

The Base Rent during the Extension(s) shall be determined by one or a combination of the following methods (INDICATE YOUR CHOICE UPON EXECUTION OF THE LEASE):

1. Cost of Living Adjustment (Section B(1), below) ☐
2. Fair Rental Value Adjustment (Section B(2), below) ☐
3. Fixed Adjustment (Section B(3), below) ☐

~~1. Cost of Living Adjustment.~~

~~The Base Rent shall be increased on the first day of the ____ month(s) of the ____ Extension(s) of the Lease Term (the "Rental Adjustment Date") by reference to the Index defined in Section 1.13(a) of the Lease or the substitute index described in Section 3.02 of the Lease, as follows: The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the "Comparison Base Rent") shall be increased by the percentage that the Index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Rental Adjustment Date occurs. In no event shall the Base Rent be reduced by reason of such computation.~~

SIOR®

Initials ____ ____

~~2. Fair Rental Value Adjustment.~~

The Base Rent shall be increased on the first day of the ________________ month(s) of the ________________ Extension(s) of the Lease Term (the "Rental Adjustment Date(s)") to the "fair rental value" of the Property, determined in the following manner:

(a) Not later than one hundred (100) days prior to any applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Property as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Property at least ninety (90) days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal, as follows (INDICATE YOUR CHOICE UPON EXECUTION OF THE LEASE):

Appraisal by Appraisers. ☐ Appraisal by Brokers. ☐

(b) If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser or broker, as indicated above, not later than seventy-five (75) days prior the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser/broker within such time period, then Landlord and Tenant shall each appoint one appraiser or broker, as indicated above, not later than sixty-five (65) days prior to the applicable Rental Adjustment Date. Within (10) days thereafter, the two appointed appraisers/brokers shall appoint a third appraiser or broker, as indicated above. If either Landlord or Tenant fails to appoint its appraiser/broker within the prescribed time period, the single appraiser/broker appointed shall determine the fair rental value of the Property. If both parties fail to appoint appraisers/brokers within the prescribed time periods, then the first appraiser/broker thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own appraiser or broker and the parties shall share equally the cost of the single or third appraiser or broker, if applicable. If appraisers are used, such appraisers shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as MAI or equivalent. If brokers are used, such brokers shall have at least five (5) years' experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial Realtors or equivalent.

(c) For the purposes of such appraisal, the term "fair market value" shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser/broker is chosen, then such appraiser/broker shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation. Landlord and Tenant shall instruct the appraiser(s)/broker(s) to complete their determination of the fair rental value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the fair rental value is not determined prior to the applicable Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent ~~determined hereunder.~~

3. **Fixed Adjustment.**

The Base Rent shall be increased to the following amounts on the following dates: On the first (1st) day of the 1st, 13th, 25th, 37th and 49th month the Base Rent shall be increased by a "factor" of two and one-half (2-1/2%) percent over the Base Rent payable immediately before the rental adjustment date.

Initials ________________

____

EXHIBIT "B"

(3/95 revision)

RECORDING REQUESTED BY

____

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm N16WC
Milwaukee, WI 53202
Attn: ______________________

SPACE ABOVE THIS LINE FOR RECORDER'S USE

NON-DISTURBANCE AND ATTORNMENT AGREEMENT Loan No. ______

THIS AGREEMENT is entered into as of ____, 19__, between ____ ("Tenant"), ______ ("Borrower"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("Lender"), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No. ____________.

RECITALS

A. Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated ____, 19_ (the "Lease").

B. Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (the "Lien Instrument") encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") are located.

C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the "Absolute Assignment"), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant's relationship with any purchaser or transferee of the Property (including L...

foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as "Successor Landlord").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1. Tenant and Borrower agree for the benefit of Lender that:

(a) Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

(b) Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender's prior written consent;

(c) Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender's prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property;

(d) Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default; and

(e) Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower.

2. The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4. If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in the Lease or this Agreement;

(b) Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c) The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d) If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease for the remainder of the term of the Lease, with renewal options, if any; and

(e) Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, Tenant shall, from and after Successor Landlord's acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

(i) Liable for any act or omission of any landlord (including Borrower) prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

(ii) Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises;

(iii) Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(iv) Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party; or

(v) Liable to Tenant (A) under any indemnification provisions set forth in the Lease or (B) for any damages Tenant may suffer as a result of any false representation set forth in the Lease, the breach of any warranty set forth in the Lease, or any act of, or failure to act by any party other than Successor Landlord and its agents, officers and employees.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

5. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT: ____________________

By______________________________________

Attest___________________________________
Secretary

BORROWER: ____________________

By______________________________________

Attest___________________________________
Secretary

LENDER: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By______________________________________

Attest___________________________________
Secretary

EXHIBIT "C"

ESTOPPEL CERTIFICATE (By Space Tenant)

Loan Number ß-331935 (IRE334073)

Premises ____

____.

Lease dated ________________ between ______________________________ Lessor, and ______________________________, Lessee, commencing ________________, 19___.

The undersigned, the tenant under the above Lease, hereby certifies to The Northwestern Mutual Life Insurance Company, the holder or proposed holder of a Lien Instrument upon the above premises;

1) that said Lease is presently in full force and effect and unmodified except as indicated at the end of this certificate*;

2) that the undersigned has accepted possession of said premises and that any improvements required by the terms of said Lease to be made by the Lessor have been completed to the satisfaction of the undersigned;

3) that no rent under said Lease has been paid more than thirty (30) days in advance of its due date;

4) that the address for notices to be sent to the undersigned is as set forth in said Lease, or set forth below; and

5) that the undersigned, as of this date, has no charge, lien or claim of setoff under said Lease or otherwise, against rents or other charges due or to become due thereunder.

The undersigned further agrees with The Northwestern Mutual Life Insurance Company that from and after the date hereof, the undersigned will not seek to terminate said Lease by reason of any act or omission of the landlord until the undersigned shall have given written notice of such act or omission to the holder of said Lien Instrument (at such holder's address furnished in said instrument or last furnished to the undersigned) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission.

Dated: ________________, 19___

____

____

By: ______________________________

Title: ______________________________

Address: ______________________________

____

*Lease modifications, if any, to be listed here:

____

____

____

____

____

____

GUARANTY OF LEASE

This Guaranty of Lease (the "Guaranty") is attached to and made part of that certain real estate Lease (the "Lease") dated November 17, 1998, between Sunset & Valley View Distribution Center Joint Venture, a California General Partnership, as Landlord, and Showtime Enterprises West, Inc., a Nevada Corporation, as Tenant, covering the Property commonly known as 4050 W. Sunset Road, Suite B & C, Las Vegas, Nevada 89118. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Landlord to enter into the Lease with Tenant, Showtime Enterprises, Inc. a Pennsylvania corporation ("Guarantors"), have agreed to execute and deliver this Guaranty to Landlord. Each Guarantor acknowledges that Landlord would not enter into the Lease if each Guarantor did not execute and deliver this Guaranty to Landlord.

1. **Guaranty.** In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, each Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct. The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Tenant.

2. **Landlord's Rights.** Landlord may perform any of the following acts at any time during the Lease Term, without notice to or assent of any Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Property, or this Guaranty, (d) consent to any transfer or assignment of Tenant's or any future tenant's interest under the Lease, (e) release one or more Guarantor, or amend or modify this Guaranty with respect to any Guarantor, without releasing or discharging any other Guarantor from any of such Guarantor's obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate, and (h) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. **Tenant's Default.** This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or any Guarantor to enforce any of Landlord's rights or remedies against Tenant or any Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or any Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. **Guarantor's Waivers.** Each Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantors against Landlord or any such security, whether resulting from an election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor.

5. **Separate and Distinct Obligations.** Each Guarantor acknowledges and agrees that such Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantors under this Guaranty is not and shall not be affected or

Initials ____ ____

impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and each Guarantor, Landlord shall have the right to accelerate all of Tenant's obligations under the Lease and each Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantors to Landlord. Guarantors waive any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6. **Subordination.** All existing and future advances by Guarantor to Tenant, and all existing and future debts of Tenant to any Guarantor, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7. **Successors and Assigns.** This Guaranty binds each Guarantor's personal representatives, successors and assigns.

8. **Encumbrances.** If Landlord's interest in the Property or the Lease, or the rents, issues or profits therefrom are subject to any deed of trust, mortgage or assignment for security, any Guarantor's acquisition of Landlord's interest in the Property or Lease shall not affect any of Guarantor's obligations under this Guaranty. In such event this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns. Any married Guarantor expressly agrees that Landlord has recourse against any Guarantor's separate property for all of such Guarantor's obligations hereunder.

9. **Guarantor's Duty.** Guarantors assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantors of information known to it regarding such condition or any such circumstance.

10. **Landlord's Reliance.** Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

11. **Incorporation of Certain Lease Provisions.** Each Guarantor hereby represents and warrants to Landlord that such Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Tenant" shall mean each Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Landlord shall be effective only if signed by all Guarantors and (b) any notice which Landlord desires or is required to provide to any Guarantor shall be sent to such Guarantor at such Guarantor's address indicated below, or if no address is indicated below, at the address for notices to be sent to Tenant under the Lease.

* See Below

Signed on ______________________, 19____

SHOWTIME ENTERPRISES, INC., a Pennsylvania corporation

By: [signature]

Its: PRESIDENT

____
Address

Signed on ______________________, 19____

By: [signature]

Its: EXEC VP

____
Address

THIS PRINTED FORM GUARANTY HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL REALTORS, INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL REALTORS, INC., ITS LEGAL COUNSEL, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS GUARANTY OR OF THIS TRANSACTION. EACH GUARANTOR SHOULD RETAIN LEGAL COUNSEL TO ADVISE SUCH GUARANTOR ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

*12. Expiration of Guaranty of Lease. If, after twenty-four (24) months of the initial Lease Term, Tenant has never been in default of the Lease Agreement, this Guaranty of Lease shall expire.

FIRST AMENDMENT TO LEASE

1. Identification and Parties.

This First Amendment to Lease (this "First Amendment") is made and entered into this 22 day of June, 1999 by and between SUNSET AND VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, a California general partnership ("Landlord"), and SHOWTIME ENTERPRISES WEST, INC., a Nevada Corporation ("Tenant").

2. Recitals.

2.1 On or about November 17, 1998, Landlord and Tenant entered into that certain Industrial Real Estate Lease (the "Lease") whereby Landlord leased to Tenant Suites "B" & "C", consisting of that approximately 50,000 square foot portion (the "Property") of a larger 200,000 square foot Industrial building, known as 4050 West Sunset Road, Las Vegas, Nevada (the "Project").

2.2 It is the desire of the parties to amend the Lease as provided below and to make certain other modifications contained herein. The defined terms used herein shall have the same meaning assigned to them in the Lease unless a different definition appears herein.

3. Amendments.

3.1 The terms of this First Amendment shall be effective July 1, 1999 (the "Effective Date" of this First Amendment)

3.2 As of the Effective Date, the "Property" as defined in Section 1.04 of the Lease shall be increased by 25,000 square feet (known as Suite "D" and referred to as the "Expansion Space") so that the Property totals 75,000 square feet, to be known as Suites "B" "C" & "D", and the site plan attached hereto as "Exhibit A" is deemed to replace the previously labeled site plan, which was originally attached to the Lease as Exhibit "A".

3.3 As of the Effective Date, the monthly Base Rent shall be increased from NINTEEN THOUSAND AND NO/100 DOLLARS ($19,000.00) to TWENTY EIGHT THOUSAND AND NO/100 DOLLARS ($28,000.00), and Section 1.12 (a) of the Lease is hereby amended accordingly.

3.4 Landlord shall provide Tenant with an additional ONE HUNDRED THIRTY- FIVE THOUSAND SIX HUNDRED EIGHT AND NO/100 DOLLAR ($135,608.00) allowance ("Additional Allowance") for the cost to construct Tenant's offices. Tenant shall reimburse Landlord the entire amount of this Additional Allowance in monthly installment payments of FOUR THOUSAND NINE HUNDRED EIGHT AND 89/100 DOLLARS ($4,908.89) per month for thirty-two (32) months, from July 1999 through February 2002. Each monthly payment made by Tenant on account of the Additional Allowance shall be due and payable on the first day of the month and shall be considered "Additional Rent", as defined in Section 4.01 of the Lease.

3.5 As of the Effective Date, Tenant's Pro Rata Share of Common Area Expenses. shall be increased from 25% to 37.5%, and Section 1.12 (b)(iv) of the Lease is hereby amended accordingly.

3.6 On or before the Effective Date, Tenant shall deposit an additional TWENTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($27,500.00) with Landlord (Tenant's "Additional Security Deposit") added to the "Initial Security Deposit" maintained pursuant to Sections 1.10 and 3.03 of the Lease. Following payment of the Additional Security Deposit, Tenant's total Security Deposit under this Lease shall be FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) and Section 1.10 of the Lease is hereby amended accordingly. Subject to Landlord's approval of the form and substance of all documentation (which may be withheld at Landlord's sole discretion), Tenant's Security Deposit may also be in the form of an irrevocable standby letter of credit or a surety bond.

3.7 Tenant acknowledges that the building improvements described in Rider Section 16.1 of the Lease have been completed. On or before the Effective Date, Landlord shall provide similar warehouse lighting and cooling improvements throughout the warehouse portion of the Expansion Space and install electrical service of 300 amp, 277/480 Volt, 3 Phase Power in the Expansion Space.

3.8 Except as expressly modified herein, all of the terms and conditions of the Lease, as extended or amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this instrument on the year and date first above written.

"LANDLORD"

SUNSET AND VALLEY VIEW DISTRIBUTION CENTER, a California general partnership

By: SUNSET AND VALLEY VIEW PARTNERS, a California general partnership

By: [signature]
J. TODD ANDERSON
Its: Partner

By: [signature]
JAY H. BRADFORD
Its: Executive Vice President and Cheif Financial Officer

By: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By: Northwestern Investment Management Company, a Wisconsin corporation, its wholly owned subsidiary and authorized representative

By: Richard C. Hooley

Its: DIRECTOR

By: ______

Its: ______

"TENANT"

SHOWTIME ENTERPRISES WEST, Inc. a Nevada corporation

By: [signature]

Its: PRESIDENT

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned is the guarantor of Tenant's obligations under the above-referenced Lease pursuant to the terms of that certain Guaranty of Lease dated November 24, 1998 (the "Guaranty"). Although not required by the terms of the Lease or the Guaranty, Guarantor hereby acknowledges and consents to Tenant's execution of the foregoing First Amendment to Lease, and reaffirms the continued validity and enforceability of the Guaranty.

DATED this 16th day of June 1999.

GUARANTOR:

SHOWTIME ENTERPRISES, INC.
a Pennsylvania corporation

By: [signature]

Its: President

SECOND AMENDMENT TO LEASE

1. Identification and Parties.

This Second Amendment to Lease (this "Second Amendment") is made and entered into this 31st day of March, 2000 by and between SUNSET AND VALLEY VIEW PARTNERS, a California general partnership, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, as successors-in-interest to SUNSET AND VALLEY VIEW DISTRIBUTION CENTER JOINT VENTURE, a California general partnership (collectively, "Landlord"), and SHOWTIME ENTERPRISES WEST, INC., a Nevada corporation ("Tenant").

2. Recitals.

2.1 Landlord and Tenant are parties to that certain Industrial Real Estate Lease, dated November 17, 1998 (the "Lease"), whereby Landlord leased to Tenant Suites "B" & "C", consisting of that approximately 50,000 square foot portion (the "Property") of a larger 200,000 square foot Industrial building, known as 4050 West Sunset Road, Las Vegas, Nevada (the "Project").

2.2 A First Amendment to Lease, dated June 22, 1999 and effective July 1, 1999 (the "First Amendment"), (a) increased the square footage of the Property to 75,000 square feet and revised the "Exhibit A" site plan to reflect the same; and (b) increased the monthly Base Rent to TWENTY EIGHT THOUSAND AND NO/100 DOLLARS ($28,000.00); (c) added the sum of FOUR THOUSAND NINE HUNDRED EIGHT AND 89/100 ($4,908.89) per month for thirty-two (32) months, (from July 1, 1999 through February 28, 2002) as Additional Rent, representing reimbursement of the "Additional Allowance"; (d) increased Tenant's pro rata share of common area expenses from 25% to 37.5%, and (e) increased the amount of Tenant's Security Deposit.

2.3 It is the desire of the parties to amend the Lease as provided below. The defined terms used herein shall have the same meaning assigned to them in the Lease, or in the First Amendment, unless a different definition appears herein.

3. Amendments.

3.1 The terms of this Second Amendment shall be effective April 15, 2000 (the "Effective Date" of this Second Amendment).

3.2 As of the Effective Date, the Property, as defined in Section 1.04 of the Lease, shall be increased by 37,500 square feet (known as Suite "E" and referred to as the "Expansion Space") so that the Property totals 112,500 square feet, to be known as Suites "B," "C," "D," & "E," and the site plan attached hereto as "Exhibit A" is deemed to replace the previously labeled site plan that is attached to the First Amendment as Exhibit "A".

3.3 As of the Effective Date, the monthly Base Rent shall be increased from TWENTY EIGHT THOUSAND AND NO/100 DOLLARS ($28,000.00) to FORTY ONE THOUSAND EIGHT HUNDRED SEVENTY FIVE NO/100 DOLLARS ($41,875.00), and Section 1.12 (a) of the Lease is hereby amended accordingly.

3.4 As of the Effective Date, Tenant's Pro Rata Share of Common Area Expenses shall be increased from 37.5% to 56.25%, and Section 1.12 (b)(iv) of the Lease is hereby amended accordingly.

3.5 Tenant acknowledges that the building improvements described in Section 3.7 of the First Amendment have been completed. On or before the Effective Date, Landlord shall provide similar warehouse lighting and cooling improvements throughout the warehouse portion of the Expansion Space and install electrical service of 300 amp, 277/480 Volt, 3 Phase Power in the Expansion Space (the "Expansion Space Improvements").

3.6 Tenant acknowledges that Landlord's completion of the Expansion Space Improvements and delivery of the Expansion Space to Tenant on or before the Effective Date are expressly conditioned on the following: (a) Landlord reaching an agreement with Total Transportation Services, LLC, the present tenant of the Expansion Space ("Total Transportation"), for the termination of Total Transportation's leasehold interest in the Expansion Space, and (b) the vacating of the Expansion Space by Total Transportation and/or any subtenant of Total Transportation (collectively, the "Expansion Conditions"). If the Expansion Conditions are not satisfied by the Effective Date, the Effective Date shall be delayed, day for day, during such period of delay for a maximum of sixty (60) days. If the Expansion Conditions are not satisfied within such sixty (60)-day period, then either party may thereafter cancel and terminate this Second Amendment upon written notice to the other. Landlord agrees to use reasonable good faith efforts to satisfy the Expansion Conditions within the period specified above. Except for the right to cancel and terminate this Second Amendment, Tenant agrees to waive any and all other remedies it may have against Landlord at law or in equity based on the failure of the Expansion Conditions. Without limiting the generality of the foregoing, Tenant expressly waives any right to collect monetary damages (whether actual, incidental, exemplary or consequential) or to seek specific performance.

3.7 Notwithstanding any language to the contrary in the Lease or in the First Amendment, the expiration date of the term of the Lease shall be the last day of the thirty-sixth (36th) month following the month in which the Effective Date of this Second Amendment falls, and Section 1.05 of the Lease is hereby amended accordingly.

3.8 Except as expressly modified herein, all of the terms and conditions of the Lease, as extended or amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this instrument on the year and date first above written.

"LANDLORD"

SUNSET AND VALLEY VIEW PARTNERS,
a California general partnership

By: ______________________

Its: J. TODD ANDERSON
Partner

By: ______________________

Its: Partner

"TENANT"

SHOWTIME ENTERPRISES WEST, INC.
a Nevada corporation

By: ______________________

Its: Executive Vice President

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By: Northwestern Investment Management Company, a Wisconsin corporation, its wholly owned subsidiary and authorized representative

By ______________________

Its: Richard Dooley
Director-Field Asset Management

By: ______________________

Its: ______________________

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned is the guarantor of Tenant's obligations under the above-referenced Lease pursuant to the terms of that certain Guaranty of Lease dated November 24, 1998 (the "Guaranty"). Although not required by the terms of the Lease or the Guaranty, Guarantor hereby acknowledges and consents to Tenant's execution of the foregoing Second Amendment to Lease, and reaffirms the continued validity and enforceability of the Guaranty.

DATED this ______day of __________2000.

GUARANTOR:

SHOWTIME ENTERPRISES, INC.
a Pennsylvania corporation

By: [signature]

Its: Executive Vice President

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is made as of the 27 day of March 2003, by and between SUNSET AND VALLEY VIEW PARTNERS, a California general partnership, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (collectively "Landlord"), and SHOWTIME ENTERPRISES WEST, INC., a Nevada corporation ("Tenant").

RECITALS:

A. On or about November 17, 1998, Landlord's predecessor-in-interest, Sunset and Valley View Distribution Center Joint Venture, a California general partnership ("Original Landlord"), as landlord, and Tenant entered into that certain Industrial Real Estate Lease for that approximately 50,000 square foot portion of the Project located at 4050 West Sunset Road, Suites B and C, Las Vegas, Nevada (the "Lease").

B. On or about June 22, 1999, Original Landlord and Tenant entered into that certain First Amendment to Lease (the "First Amendment"), which expanded the square footage of the Property by an additional 25,000 square feet (known as Suite "D").

C. On or about March 31, 2000, Landlord and Tenant entered into that certain Second Amendment to Lease (the "Second Amendment"), which expanded the square footage of the Property by an additional 37,500 square feet (known as Suite "E"), and extended the expiration date of the Term of the Lease to April 30, 2003.

D. Landlord and Tenant desire to further amend the Lease, as more particularly set forth below. The undefined capitalized terms used in this Third Amendment shall have the same meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1. Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this Third Amendment by this reference.

2. Specific Lease Amendments. Effective as of the date of this Third Amendment, the terms of the Lease are amended as follows:

a. Extension of Lease Term. The Lease Term shall be extended from May 1, 2003 through April 30, 2004 (the "Extension Term"), and Section 1.05 of the Lease is amended accordingly.

b. Reduced Property. During the Extension Term, the "Property" as defined in Section 1.04 of the Lease, shall be decreased by approximately 37,500 square feet (the "Relinquished Space"), so that the Property totals approximately 75,000 square feet (the "Reduced Property"), and Section 1.04 of the Lease is amended accordingly. The site plan

attached as Exhibit "A" to this Third Amendment, which depicts the area of the Reduced Property, shall replace and supercede any previous site plan attached as Exhibits "A" to the Lease (or to the First Amendment or the Second Amendment).

c. Extension Term Monthly Base Rent. During the Extension Term, the monthly Base Rent shall be the amount of Thirty Thousand Eight Hundred Twelve and 50/100 Dollars ($30,812.50), and Section 1.12(a) of the Lease is amended accordingly. The monthly Base Rent shall remain fixed throughout the Extension Term.

d. Tenant's Share of Common Area Expenses. During the Extension Term, Tenant's pro rata share of Common Area expenses shall be decreased to 37.5%, and Section 1.12(b)(iv) of the Lease is amended accordingly.

e. Options to Extend Lease Term. Attached as Exhibit "B" to this Third Amendment is an Option to Extend Term Lease Rider containing two (2) options to extend the Lease Term for three (3) years each (the "Extension Rider"). Tenant's right to extend the Lease Term beyond the Extension Term shall be governed solely by the terms and conditions of the Extension Rider. Any and all previous options granted to Tenant to extend the Lease Term are hereby terminated and of no further force and effect.

f. Leasing Activity. As a courtesy to Tenant, and so long as Tenant occupies the Reduced Property, Landlord will endeavor to advise Tenant of any serious interest by a third party in leasing the Relinquished Space.

3. Reduction of Security Deposit; Letter of Credit or Surety Bond Option. Effective as of the date of this Third Amendment, the amount of the Security Deposit shall be reduced to the sum of Thirty Thousand Dollars ($30,000.00). At Tenant's election, in lieu of a cash security deposit, Tenant may deliver to Landlord (as beneficiary), an irrevocable standby letter of credit, substantially in the form of that attached as Exhibit "C" to this Third Amendment (the "Letter of Credit").

The Letter of Credit shall be, among other things:

(a) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(b) irrevocable and unconditional;

(c) in the amount specified above;

(d) conditioned for payment solely upon presentation of the Letter of Credit, a sight draft, and a written statement from Landlord that the amount to be drawn is due and owing to Landlord under the terms of the Lease; and

(e) transferable one or more times by Landlord without the consent of Tenant.

Tenant acknowledges and agrees that it shall pay upon Landlord's demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord's sale or transfer of all or a portion of the Project; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit.

The Letter of Credit shall be issued by a commercial bank or trust company satisfactory to Landlord, having offices (or a confirming bank) at which the Letter of Credit may be drawn upon in Los Angeles, California, and having a Moody's rating of at least "A-3" (or other comparable rating).

The Letter of Credit shall expire on a date which is not earlier than sixty (60) days after the expiration date of the Lease.

Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash security deposit, as set forth in Section 3.03 of the Lease. Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord's election; and if Landlord partially draws down the Letter of Credit, Tenant shall, within fifteen (15) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section 3.

Alternatively, in lieu of a cash security deposit or Letter of Credit, Tenant may elect to deliver to Landlord a surety bond in a form and provided by a surety company approved by Landlord in its sole and absolute discretion.

Sections 1.10 of the Lease and Section 3.6 of the First Amendment are amended accordingly.

4. No Broker. Tenant represents and warrants to Landlord that no broker has represented Tenant in connection with this Third Amendment, and that no leasing commissions or other related fees are due to any broker representing Tenant. Tenant agrees to defend, indemnify, and hold Landlord harmless from and against any and all claims for leasing commissions or other related fees arising out of any communications or negotiations with any broker regarding the Property or the consummation of this Third Amendment.

5. Tenant's Representation and Warranty. As a condition to the effectiveness of this Third Amendment, Tenant represents and warrants to Landlord that Tenant (a) is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list), or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and (b) is not engaged and shall not engage in any dealings or transactions with or would otherwise be associated with such persons or entities.

6. Effect of Third Amendment. Except as expressly modified by this Third Amendment, all the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease (as previously amended by the First and Second Amendments), and this Third Amendment, this Third Amendment shall control. The Lease, as amended by this Third Amendment, shall not be further amended or modified except by a written instrument signed by the parties. All of the terms, conditions, and covenants of the Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and

assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This Third Amendment shall not be effective and binding unless and until it is fully-executed and delivered by both Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this Third Amendment on behalf of such party is duly authorized to execute and deliver this Third Amendment and to legally bind the party on whose behalf this Third Amendment is signed to all of the terms, covenants and conditions contained in this Third Amendment. All attached exhibits are hereby expressly incorporated into this Third Amendment by reference.

7. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

DATED as of the date first written above.

LANDLORD:

SUNSET AND VALLEY VIEW PARTNERS,
a California general partnership

By: MAJESTIC REALTY CO.,
a California corporation,
its managing general partner

By: ______________________
Its: EDWARD P. ROSKI, JR.
Chairman and Chief Executive Officer

By: ______________________
Its: JAY H. BRADFORD
Executive Vice President and Chief Financial Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By: NORTHWESTERN INVESTMENT MANAGEMENT COMPANY, LLC,
a Delaware limited liability company,
its wholly-owned affiliate and
authorized representative

By: ______________________
Its: Richard Dooley
Director-Field Asset Management
Attest: ______________________
Its: ______________________

TENANT:

SHOWTIME ENTERPRISES WEST, INC.,
a Nevada corporation

By: ______________________
Its: PRESIDENT + C.E.O.

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned ("Guarantor") is the guarantor of Tenant's obligations under the above-referenced Lease pursuant to the terms of that certain Guaranty of Lease, dated November 24, 1998 (the "Guaranty"). Although not required by the terms of the Lease or the Guaranty, Guarantor hereby acknowledges and consents to Tenant's execution of the foregoing Third Amendment to Lease, reaffirms the continued validity and enforceability of the Guaranty notwithstanding the Third Amendment to Lease, and reaffirms that its obligations under the Guaranty are separate and distinct from Tenant's obligations under the Lease.

DATED this 27 day of MARCH 2003.

GUARANTOR:

SHOWTIME ENTERPRISES, INC.,
a Pennsylvania corporation

By: [signature]
Its: PRESIDENT + C.E.O.

Exhibit A
to
Third Amendment to Lease

Site Plan

(Attached)

EXHIBIT "A"


PROPOSED AREA OF WORK
EXISTING
BLDG. #3
200,000 S.F.
4050 W. SUNSET RD., LAS VEGAS
The Property
75,000 sf
BLDG. #2
200,000 S.F.
3820 W. SUNSET RD.
HINSON STREET
SUNSET ROAD
5' WIDE SIDEWALK
NEW SPLITFACE CONC. BLOCK PLANTERS, TYP.
ELECTR'L ROOM
LOADING
RAMP DN.
EXIT
FUTURE OFFICE
SHEAR WALL, TYP.
SCUTTLE RM.
ELEC. RM.
PUMP HOUSE
5 BAYS @ 50'
16 BAYS @ 50'
250'
800'
50' (DRIVEWAY)
30' DRIVEWAY

EMENTS:

Exhibit B
to
Third Amendment to Lease

Option to Extend Term Lease Rider

(Attached)

EXHIBIT "B"

OPTION TO EXTEND TERM

LEASE RIDER

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

This Rider is attached to and made part of that certain Lease (the "Lease") dated January 7, 2003 between SUNSET & VALLEY VIEW PARTNERS, a California general partnership and ___, as Landlord, and SHOWTIME ENTERPRISES WEST, INC., A NEVADA CORPORATION, as Tenant, covering the Property commonly known as 4050 W. Sunset Rd., Suites B, C, and D Las Vegas, NV 89118 (the "Property"). The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A. Option(s) to Extend Term.

1. Landlord hereby grants to Tenant two (2) option(s) (the "Option(s)") to extend the Lease Term for additional term(s) of three (3) years each (the "Extension(s)"), on the same terms and conditions as set forth in the Lease, but at an increased rent as set forth below. Each Option shall be exercised only by written notice delivered to Landlord ~~at least~~ not more than two hundred seventy (270) days nor less than one hundred eighty (180) [redacted] days before the expiration of the Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term and all preceding Extensions.

2. **Personal Options.**

The Option(s) are personal to the Tenant named in Section 1.03 of the Lease or any Tenant's Affiliate described in Section 9.02 of the Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to an entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with Article 9 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

B. Calculation of Rent.

The Base Rent during the Extension(s) shall be determined by one or a combination of the following methods (INDICATE YOUR CHOICE UPON EXECUTION OF THE LEASE):

1. Cost of Living Adjustment (Section B(1), below) ☐
2. Fair Rental Value Adjustment (Section B(2), below) ☐
3. Fixed Adjustment (Section B(3), below) ☒

~~1. Cost of Living Adjustment.~~ 3.02

~~The Base Rent shall be increased on the first day of the ___ month(s) of the ___ Extension(s) of the Lease Term (the "Rental Adjustment Date") by reference to the Index defined in Section 1.10(e) of the Lease or the substitute index described in Section 3.02 of the Lease, as follows: The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the "Comparison Base Rent") shall be increased by the percentage that the Index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Rental Adjustment Date occurs. In no event shall the Base Rent be reduced by reason of such computation.~~

Initials ___

___

~~2. Fair Rental Value Adjustment.~~

The Base Rent shall be increased on the first day of the ______________________ month(s) of the ______________________ Extension(s) of the Lease Term (the "Rental Adjustment Date(s)") to the "fair rental value" of the Property, determined in the following manner:

(a) Not later than one hundred (100) days prior to any applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Property as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Property at least ninety (90) days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal, as follows (INDICATE YOUR CHOICE UPON EXECUTION OF THE LEASE):

Appraisal by Appraisers. ☐ Appraisal by Brokers. ☐

(b) If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser or broker, as indicated above, not later than seventy-five (75) days prior the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser/broker within such time period, then Landlord and Tenant shall each appoint one appraiser or broker, as indicated above, not later than sixty-five (65) days prior to the applicable Rental Adjustment Date. Within (10) days thereafter, the two appointed appraisers/brokers shall appoint a third appraiser or broker, as indicated above. If either Landlord or Tenant fails to appoint its appraiser/broker within the prescribed time period, the single appraiser/broker appointed shall determine the fair rental value of the Property. If both parties fail to appoint appraisers/brokers within the prescribed time periods, then the first appraiser/broker thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own appraiser or broker and the parties shall share equally the cost of the single or third appraiser or broker, if applicable. If appraisers are used, such appraisers shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as MAI or equivalent. If brokers are used, such brokers shall have at least five (5) years' experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial Realtors or equivalent.

(c) For the purposes of such appraisal, the term "fair market value" shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser/broker is chosen, then such appraiser/broker shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation. Landlord and Tenant shall instruct the appraiser(s)/broker(s) to complete their determination of the fair rental value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the fair rental value is not determined prior to the applicable Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent ~~determined hereunder.~~

3. **Fixed Adjustment.**

The Base Rent shall be increased to the following amounts on the following dates: On the first day of the first (1st), thirteenth (13th) and twenty-fifth (25th) months of the first Extension and the second Extension, respectively (collectively the "Rental Adjustment Dates"), by a factor of two and one-half percent (2.5%) over the Base Rent payable immediately before the applicable Rental Adjustment Date.

Initials ______________________

____

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE ("Fourth Amendment") is made as of the 29 day of February 2004, by and between SUNSET AND VALLEY VIEW PARTNERS, a California general partnership, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (collectively "Landlord"), and SHOWTIME ENTERPRISES WEST, INC., a Nevada corporation ("Tenant").

RECITALS:

A. On or about November 17, 1998, Landlord's predecessor-in-interest, Sunset and Valley View Distribution Center Joint Venture, a California general partnership ("Original Landlord"), as landlord, and Tenant entered into that certain Industrial Real Estate Lease for that approximately 50,000 square foot portion of the Project located at 4050 West Sunset Road, Suites B and C, Las Vegas, Nevada (the "Original Lease").

B. On or about June 22, 1999, Original Landlord and Tenant entered into that certain First Amendment to Lease (the "First Amendment"), which expanded the square footage of the Property by an additional 25,000 square feet (known as Suite "D").

C. On or about March 31, 2000, Landlord and Tenant entered into that certain Second Amendment to Lease (the "Second Amendment"), which expanded the square footage of the Property by an additional 37,500 square feet (known as Suite "E"), and extended the Lease Term through April 30, 2003.

D. On or about March 27, 2003, Landlord and Tenant entered into that certain Third Amendment to Lease, which reduced the size of the Property by approximately 37,500 square feet (known as Suite E), extended the Lease Term through April 30, 2004, and provided for other amendments (the "Third Amendment").

E. Landlord and Tenant desire to further amend the Lease, as more particularly set forth below. The undefined capitalized terms used in this Fourth Amendment shall have the same meanings ascribed to such terms in the Lease. The term "Lease" as used in this Fourth Amendment shall refer to the Original Lease, as previously amended.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1. Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this Fourth Amendment by this reference.

2. Specific Lease Amendments. Effective as of the date of this Fourth Amendment, the terms of the Lease are amended as follows:

a. Extension of Lease Term. The Lease Term shall be extended from May 1, 2004 through April 30, 2007 (the "Extension Term"), and Section 1.05 of the Lease is amended accordingly.

b. Reduced Property. During the Extension Term, the "Property" as defined in Section 1.04 of the Lease, shall be decreased by approximately 25,000 square feet (the "Relinquished Space"), so that the Property totals approximately 50,000 square feet, consisting of Suites "B" and "C" (the "Reduced Property"), and Section 1.04 of the Lease is amended accordingly. The site plan attached as Exhibit "A" to this Fourth Amendment, which depicts the area of the Reduced Property, shall replace and supercede any previous site plan attached as an exhibit to the Lease.

c. Extension Term Monthly Base Rent. During the Extension Term, the monthly Base Rent shall be the amount of Twenty Thousand Five Hundred Fifty and 00/100 Dollars ($20,550.00), and Section 1.12(a) of the Lease is amended accordingly. On the first day of the thirteenth (13th) and twenty-fifth (25th) months of the Extension Term the monthly Base Rent shall be increased by a factor of two and one-half percent (2.5%) over the monthly Base Rent payable immediately prior to the applicable rental adjustment date.

d. Tenant's Share of Common Area Expenses. During the Extension Term, Tenant's pro rata share of Common Area expenses shall be decreased to twenty-five percent (25%), and Section 1.12(b)(iv) of the Lease is amended accordingly.

e. Extension Rider. The Extension Rider attached as Exhibit "B" to the Third Amendment is hereby deleted in its entirety from the Lease, and the Options granted thereby are terminated and of no further force or effect. Tenant's right to extend the Lease Term beyond the Extension Term shall be governed solely by the terms and conditions of any further written amendment to this Lease executed by Landlord and Tenant.

f. Security Deposit. Section 3 of the Third Amendment is deleted in its entirety, and the amount of the Security Deposit shall be Five Thousand Dollars ($5,000.00), payable by Tenant to Landlord concurrently with Tenant's execution and delivery of this Fourth Amendment.

3. Landlord's Access. Prior to the commencement of the Extension Term, Tenant shall allow Landlord or its contractor to enter the Property during Tenant's usual business hours for the purpose of preparing the Relinquished Space for use by a new Tenant, including the sealing of the opening in the demising wall separating the Reduced Property from the Relinquished Space (collectively, "Landlord's Work"). Landlord agrees that it shall minimize any interference with the conduct of business by Tenant in the Property during the performance of Landlord's Work, and Tenant agrees to reasonably cooperate with Landlord, as needed, to allow Landlord to efficiently perform such work.

4. Vacation of Relinquished Space. Tenant agrees to vacate the Relinquished Space prior to the commencement of the Extension Term, and agrees that the condition of the Relinquished Space as of such date shall be that required by Section 6.06 of the Lease. Consistent with the terms of Section 3 above, Tenant further agrees to vacate (and remove all of its personal property from) the office area portion of the Relinquished Space not later than April 1, 2004 so as to allow Landlord to commence Landlord's Work by such date.

5. No Broker. Tenant represents and warrants to Landlord that no broker has represented Tenant in connection with this Fourth Amendment, and that no leasing commissions or other related fees are due to any broker representing Tenant. Tenant agrees to defend, indemnify, and hold Landlord harmless from and against any and all claims for leasing commissions or other related fees arising out of any communications or negotiations with any broker regarding the Property or the consummation of this Fourth Amendment.

6. Effect of Fourth Amendment. Except as expressly modified by this Fourth Amendment, all the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease (as previously amended), and this Fourth Amendment, this Fourth Amendment shall control. The Lease, as amended by this Fourth Amendment, shall not be further amended or modified except by a written instrument signed by the parties. All of the terms, conditions, and covenants of the Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This Fourth Amendment shall not be effective and binding unless and until it is fully-executed and delivered by both Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this Fourth Amendment on behalf of such party is duly authorized to execute and deliver this Fourth Amendment and to legally bind the party on whose behalf this Fourth Amendment is signed to all of the terms, covenants and conditions contained in this Fourth Amendment. All attached exhibits are hereby expressly incorporated into this Fourth Amendment by reference.

7. Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

(Left intentionally blank – signature page to follow)

DATED as of the date first written above.

LANDLORD:

SUNSET AND VALLEY VIEW PARTNERS,
a California general partnership

By: MAJESTIC REALTY CO.,
a California corporation,
its managing general partner

By: EDWARD P. ROSKI, JR.
Name: Chairman and Chief Executive Officer
Its:

By:
Name:
Its:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By: NORTHWESTERN INVESTMENT MANAGEMENT COMPANY, LLC,
a Delaware limited liability company,
its wholly-owned affiliate and
authorized representative

By: Richard Dooley
Its: Director-Field Asset Management
Attest:
Its:

TENANT:

SHOWTIME ENTERPRISES WEST, INC.,
a Nevada corporation

By:
Name: DAVID S. SUDJIAN
Its: PRESIDENT + C.E.O.

APPROVED

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned ("Guarantor") is the guarantor of Tenant's obligations under the above-referenced Lease, as amended, pursuant to the terms of that certain Guaranty of Lease, dated November 24, 1998 (the "Guaranty"). Although not required by the terms of the Lease or the Guaranty, Guarantor hereby acknowledges and consents to Tenant's execution of the foregoing Fourth Amendment to Lease, reaffirms the continued validity and enforceability of the Guaranty notwithstanding the Fourth Amendment to Lease, and reaffirms that its obligations under the Guaranty are separate and distinct from Tenant's obligations under the Lease.

DATED this 29 day of FEBRUARY 2004.

GUARANTOR:

SHOWTIME ENTERPRISES, INC.,
a Pennsylvania corporation

By: [signature]
Its: PRESIDENT + CEO

Exhibit A
to
Fourth Amendment to Lease

Site Plan

(Attached)


HINSON STREET
Concrete Loading Apron
Ramp Dn.
155'
60'
4 Ground Level Doors
800'
Shear Wall
PHASE I
AVAILABLE
BUILDING 2
200,000 S.F.
50'
40'
250'
Future Office
8 Dock High Doors
11 Dock High Doors
7 Dock High Doors
Concrete Loading Apron
70'
154'
PHASE I
AVAILABLE
BUILDING 1
160,000 S.F.
200'
8 Dock High Doors
145'
VALLEY VIEW BOULEVARD